FOR IMMEDIATE RELEASE                CONTACT: Frederick N. Cooper (215) 938-8312
August 6, 2003                                       fcooper@tollbrothersinc.com
                                                 Joseph R. Sicree (215) 938-8045
                                                     jsicree@tollbrothersinc.com


 TOLL BROTHERS' 3rd QTR CONTRACTS RISE 35% VS 2002 TO SET NEW SINGLE QTR RECORD
 ------------------------------------------------------------------------------
                ALL-TIME RECORD BACKLOG AT 3rd QTR-END GROWS 31%
                ------------------------------------------------
               RECORD 3rd QTR HOME BUILDING REVENUES INCREASE 20%
               --------------------------------------------------

Huntingdon Valley, PA, August 6, 2003 -- Toll Brothers, Inc., (NYSE:TOL) (www.tollbrothers.com), the nation's leading builder of luxury homes, today reported record preliminary third quarter and nine-month results for home building revenues, contracts and backlog for the periods ended July 31, 2003. The third quarter contracts and backlog totals were the highest for any quarter in the Company's history. Toll Brothers will be announcing final results when it reports third quarter 2003 earnings on August 26, 2003.

Robert I. Toll, chairman and chief executive officer, stated: "Demand for our luxury homes is tremendous in nearly all of our regions: With a record 180 selling communities at third quarter-end, we are well-positioned to benefit from this demand."

"Our reservation deposits each week for the past 13 weeks have set "same-store" highs dating back fifteen years. Reservation deposits are a key for future contracts and, ultimately, for deliveries and revenues ten to twelve months later."

"Since June 16th, when interest rates began to rise, we have seen no decline in demand - in fact, it has accelerated. While rising rates may have pushed some "fence-sitting" buyers to jump in before rates rose further, we attribute most of the continuing strength in demand for our homes to increasing numbers of affluent households and our ability to control home sites, gain approvals and open communities in the lot-constrained markets where buyers of luxury homes most want to live."

"Based on ten consecutive years of record earnings and eleven of record revenues, we have demonstrated the ability to grow in rising mortgage rate environments. Our buyers take advantage of a wide variety of mortgage products that help to mute the impact of rising interest rates. Rates rose in 1995, 1997 and 2000 and we grew every year, more than tripling the size of our company between 1995 and 2001, a time of interest rate volatility."

"Even in times when single-family housing starts have declined nationally, we continued to grow by expanding geographically, by entering new niches within the luxury market and by gaining market share from smaller, privately owned builders who are our main competitors in the luxury market. We now control approximately 45,000 homes sites in affluent, lot-constrained markets, so we can reasonably predict continued growth in the number of our selling communities for the next several years."

                                     *more*

"Since most of the contracts signed this quarter are for homes to be delivered in fiscal year 2004, we believe revenues in the first half of the coming year should be at record levels. Based on our record backlog, the pace of current demand and our pipeline of prospective communities, we foresee record results for 2004."

o Record third quarter 2003 home building revenues of approximately $679 million (1,188 homes) rose 20% versus third quarter 2002 home building revenues of $565.4 million (1,093 homes). Record nine-month home building revenues of approximately $1.84 billion (3,333 homes) grew 16% versus 2002's record total of $1.59 billion (3,158 homes).

o Revenues from land sales totaled approximately $7.5 million and $20.9 million for the third quarter and nine-month periods respectively compared to $12.5 million and $26.5 million respectively in 2002.

o Record third quarter contracts of approximately $953 million (1,671 homes), the highest for any quarter in the Company's history, grew by 35% versus 2002's previous third quarter record of $704.2 million (1,274 homes). Record nine-month contracts of approximately $2.47 billion (4,404 homes) rose 18% compared to 2002's nine-month record of $2.09 billion (3,908 homes).

o The Company's record third quarter-end backlog of approximately $2.49 billion (4,411 homes) increased 31% versus the 2002 record third quarter total of $1.90 billion (3,441 homes).

Toll Brothers will be broadcasting live via the Investor Relations section of its web site, www.tollbrothers.com, a conference call hosted by chairman and chief executive officer Robert I. Toll at 2:00 p.m. (EDT) today, August 6, 2003, to discuss these results and our outlook for fiscal 2003 and beyond. To access the call, enter the Toll Brothers website, then click on the Investor Relations page, and select "Conference Calls". Participants are encouraged to log on at least fifteen minutes prior to the start of the presentation to register and download any necessary software. The call can be heard live with an on-line replay which will follow and continue through November 1, 2003.

Toll Brothers, Inc. is the nation's leading builder of luxury homes. The Company began business in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange and the Pacific Exchange under the symbol "TOL". The Company serves move-up, empty-nester, active-adult and second-home home buyers and operates in 21 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Illinois, Massachusetts, Maryland, Michigan, Nevada, New Hampshire, New Jersey, New York, North Carolina, Ohio, Pennsylvania, Rhode Island, South Carolina, Texas, and Virginia.

Toll Brothers builds luxury single-family and attached home communities and master-planned luxury multi-product residential golf course communities principally on land it develops and improves. The Company operates its own architectural, engineering, mortgage, title, land development and land sale, golf course development and management, home security, landscape, cable T.V. and broadband Internet delivery subsidiaries. The Company also operates its own lumber distribution, and house component assembly and manufacturing operations.




                                     *more*

Toll Brothers is the only publicly traded national home building company to have won all three of the industry's highest honors: America's Best Builder from the National Association of Home Builders, the National Housing Quality Award and Builder of the Year. For more information visit www.tollbrothers.com.
                                                --------------------

        Certain information included herein and in other Company reports, SEC filings, statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning anticipated operating results, financial resources, changes in revenues, changes in profitability, interest expense, growth and expansion, the ability to acquire land, the ability to secure governmental approvals and the ability to open new communities, the ability to sell homes and properties, the ability to deliver homes from backlog, the ability to secure materials and subcontractors, and stock market valuations. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements and presentations. These risks and uncertainties include local, regional and national economic conditions, the demand for homes, domestic and international political events, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, uncertainties and fluctuations in capital and securities markets, the availability and cost of labor and materials, and weather conditions.



                                     *more*

PERIOD ENDED July 31*:
                                                        UNITS                         $ (MILL)
                                              3rd Qtr.         3rd Qtr.        3rd Qtr.       3rd Qtr.
CLOSINGS                                        2003            2002             2003           2002
---------------------------                     -----           -----          -------        -------
Northeast                                         179             214            112.6          114.5
(MA, RI, NH, CT, NY, NJ)
Mid-Atlantic                                      445             429            221.7          203.4
(PA, DE, MD, VA)
Mid-West   (MI, IL, OH)                           103              89             57.1           41.6
Southeast  (FL, NC, TN)                           131             143             69.3           58.0
Southwest  (AZ, TX, NV, CO)                       212             142            114.0           77.7
West Coast (CA)                                   118              76            103.9           70.2
                                                -----           -----          -------        -------
         Total                                  1,188           1,093            678.6          565.4

CONTRACTS (1)
---------------------------
Northeast                                         247             218            141.7          125.5
(MA, RI, NH, CT, NY, NJ)
Mid-Atlantic                                      643             468            322.5          225.4
(PA, DE, MD, VA)
Mid-West   (MI, IL, OH)                           136             111             74.6           58.4
Southeast  (FL, NC)                               154             164             77.3           82.1
Southwest  (AZ, TX, NV, CO)                       207             184            119.1           94.3
West Coast (CA)                                   284             129            217.6          118.5
                                                -----           -----          -------        -------
         Total                                  1,671           1,274            952.8          704.2

BACKLOG (1)
---------------------------
Northeast                                         853             668            483.6          378.9
(MA, RI, NH, CT, NY, NJ)
Mid-Atlantic                                    1,647           1,172            810.8          550.2
(PA, DE, MD, VA)
Mid-West   (MI, IL, OH)                           351             302            192.1          157.1
Southeast  (FL, NC, TN)                           336             446            202.0          231.1
Southwest  (AZ, TX, NV, CO)                       613             443            341.6          222.2
West Coast (CA)                                   611             410            456.0          365.0
                                                -----           -----          -------        -------
         Total                                  4,411           3,441          2,486.1        1,904.5

*Note: Results are preliminary (unaudited).













                                     *more*

PERIOD ENDED JULY 31*:
                                                           UNITS                          $ (MILL)

                                                  9 Months       9 Months        9 Months         9 Months
CLOSINGS                                            2003           2002            2003             2002
----------------------------                      --------       --------        ---------       ---------
Northeast                                              511            650            307.8           337.5
(MA, RI, NH, CT, NY, NJ)
Mid-Atlantic                                         1,213          1,110            593.4           517.5
(PA, DE, MD, VA)
Mid-West   (MI, IL, OH)                                269            305            143.4           142.4
Southeast  (FL, NC, TN)                                476            433            219.2           172.3
Southwest  (AZ, TX, NV, CO)                            512            389            267.8           209.0
West Coast (CA)                                        352            271            305.8           208.5
                                                     -----          -----          -------         -------
         Total                                       3,333          3,158          1,837.4         1,587.2

CONTRACTS (1)
----------------------------
Northeast                                              704            667            406.7           385.7
(MA, RI, NH, CT, NY, NJ)
Mid-Atlantic                                         1,726          1,449            856.8           675.5
(PA, DE, MD, VA)
Mid-West   (MI, IL, OH)                                356            313            191.1           159.8
Southeast  (FL, NC, TN)                                428            551            216.8           252.0
Southwest  (AZ, TX, NV, CO)                            589            490            340.7           243.7
West Coast (CA)                                        601            438            453.4           374.9
                                                     -----          -----          -------         -------
         Total                                       4,404          3,908          2,465.5         2,091.6

(1)Contracts for the three-month and nine-month periods ended July 31, 2003 included $1.1 million (3 homes) and $6.5 million (21 homes), respectively, from an unconsolidated 50% owned joint venture. Contracts for the three-month and nine-month periods ended July 31, 2002 included $4.2 million (12 homes) and $8.9 million (26 homes), respectively, from this joint venture. Backlog as of July 31, 2003 and 2002 included $5.8 million (19 homes) and $5.4 million (15 homes), respectively, from this joint venture.
                                       ###